STOCK PURCHASE AGREEMENT

AGREEMENT dated as of the 28th day of July, 2000, by and among INTERNET BUSINESS'S INTERNATIONAL, INC., a Nevada corporation (the "Buyer"), RONALD FRIEDMAN, ROBERT FRIEDMAN, and the RONALD FRIEDMAN 1997 GRANTOR RETAINED ANNUITY TRUST
(collectively referred to herein as the "Sellers").

                              Witnesseth

WHEREAS, Sellers collectively own 2,460,000 shares of the common stock of PMCC FINANCIAL CORPORATION (the "Company"), constituting approximately 66.36% (the "Percentage") of the 3,707,000 shares of capital stock of the Company issued and outstanding; and

WHEREAS, in reliance upon the covenants, representations, warranties, terms and conditions hereinafter set forth, the Buyer desires to purchase from the Sellers, and Sellers desire to sell to the Buyer all of the Sellers' shares of the Company's common stock (the "Target Shares").

NOW, THEREFORE, in consideration of the premises and the respective promises hereinafter set forth, the Sellers, Soskin and the Buyer agree as follows:

1.  Sale And Purchase Of Securities.

(a) Subject to the terms and conditions of this Agreement, the Buyer shall purchase from each of the Sellers and each of the Sellers shall sell to the Buyer all of their Target
Shares for the consideration specified below in section 1(b).

(b)  The Buyer agrees to pay to Sellers for the Target
Shares at the closing an amount (the "Purchase Price") equal to $3,198,000 as follows:

(i)  $700,000 (the "Initial Payment") to Sellers at closing;

(ii)  That amount equal to (a) the Purchase Price less
$1,050,000 (b) divided by seven (each, an "Installment Payment") on each of the 30th, 60th, 90th, 120th, 150th, 180th and 210th days following the closing. The seven Installment Payments shall accrue interest at 5% simple interest and such interest shall be paid with the last Installment Payment; and

(iii) $175,000 on each of the 240th and 270th day after closing (the "Final Payment").

All of these payments will be made 87.5% to the Sellersand 12.5% to Andrew Soskin and shall be made by [by wire transfer to Robinson Brog Leinwand Greene Genovest & Gluck P.C. (the "Escrow Agent") of immediately available funds to the accounts specified by the Escrow Agent.

Subject to section I (f) hereof, in the event that three months after the Closing, the Company is not trading on either the AMEX or the NASDAQ, then Purchase Price shall be reduced by the amount of the Final Payment and therefore no payment shall be due pursuant to Section I (b)(iii); provided. however, that in the event AMEX or NASDAQ initiates trading in months three through five subsequent to Closing, and Buyer thereafter causes the Company to enter into a merger or consolidation with the Buyer or an affiliate of the Buyer, then the Purchase Price shall not be reduced.

(c) The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C. at 1345 Avenue of the Americas, New York, New York 10105-0143, commencing at 9:00 A.M. Local Time on July 27, 2000, or such other time and date as Buyer and Sellers may mutually determine (the "Closing Date");

(d)  At the Closing, subject to Section 1(i) below,
Sellers shall deposit the Target Shares in escrow with Robinson
Brog Leinwand Greene Genovese & Gluck P.C. pursuant to a separate
Escrow Agreement, which Shares shall be released to Buyer by the following schedule, upon receipt of the following:

(i)  First Installment--30th day after the Closing Date.
Release such number of shares of the Target Stock equal to $350,000 divided by the Per Share Price (as defined below) (the
"First Shares");

(ii)  Second Installment -- 60th day after the Closing Date.
Release such number of shares of the Target Stock equal to $350,000 divided by the Per Share Price; 82,934 of these shares are the "Second Shares" and the balance are the "Second
Installment Shares");]

(iii)  Third Installment -- 90th day after the Closing
Date.  Release such number of the Target Stock equal to one
Installment Payment divided by the Pre Share Price (the "Third
Installment Shares");

(iv)  Fourth Installment -- 120th day after the Closing Date.
Release such number of shares of the Target Stock equal to one
Installment Payment divided by the Per Share Price (the "Fourth
Installment Shares");

(v)  Fifth Installment -- 150th day after the Closing Date,
Release such number of shares of the Target Stock equal to one
Installment Payment divided by the Per Share Price (the "Fifth
Installment Shares");

(vi)  Sixth Installment -- 180th day after the Closing Date.
Release such number of shares of the Target Stock equal to one
Installment Payment divided by the Per Share Price (the "Sixth
Installment Shares");

(vii)  Seventh Installment -- 210th day after the Closing
Date. Release such number of shares of the Target Stock equal to one Installment Payment divided by the Per Share Price (the
"Seventh Installment Shares");

(viii)  Eighth Installment -- 240th day after the Closing
Date. Release such number of shares of the Target Stock equal to one Installment Payment divided by the Per Share Price (the
"Eighth Installment Shares"); and

(ix)  Ninth Installment -- 270th day after the Closing Date.
Release such number of shares of the Target Stock equal to one
Installment Payment divided by the Per Share Price (the "Ninth
Installment Shares").

If Buyer is relieved from making the Final Payment pursuant to the last paragraph of section 1(b), then the Eighth Installment and the Ninth Installment will be released from escrow on the 210th day after the Closing, Date.

The "Per Share Price" shall equal $1.30.

If the Buyer does not make any payment required pursuant to
Section 1(b) hereof, the Buyer shall immediately deliver to the Sellers all shares that have been released to the Buyer pursuant to this Section and the Escrow Agreement.

(e)  The Closing Date shall be no later than July 30, 2000.

(f)  The "June 30, 2000 Book Value" shall mean Total
Assets less Total Liabilities. "Total Assets" means the amount of Total assets as set forth in the Statement of Financial Condition and "Total Liabilities" means the amount of Total liabilities as set forth in the annexed Statement of Financial Condition.

If the Buyer has any objections to the Statement of Financial Condition, it will deliver a detailed statement describing its objections to the Sellers within ten (10) days. The Sellers and the Buyer will use reasonable efforts to resolve any such objections themselves. If the parties do not obtain a final resolution within thirty (30 days) after the Sellers have received the statement of objections, however, the Sellers and the Buyer will select an accounting firm mutually acceptable to them to resolve any remaining objections. If the Sellers and the Buyer are unable to a agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. The Sellers will cause the Company to revise the Statement of Financial Condition as appropriate to reflect the resolution of any objections thereto (and only such objections) pursuant to this Section. In the event the parties submit any unresolved objections to an accounting firm for resolution as provided in this Section, the fees and expenses of the accounting firm will be paid jointly by the Sellers and the Buyer; provided, however, that such fees and expenses will be paid by the Buyer if the determinations by the accounting firm do not result in a decrease in the Purchase Price of more than 10% below what the Purchase Price would have been if the Statement of Financial Condition had not been revised. The Sellers will make the work papers and back-up materials used in preparing the Statement of Financial Condition available to the Buyer and its accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the review by the Buyer of the Statement of Financial Condition, and (B) the resolution by the parties of any objections thereto.

In the event the Statement of Financial Condition understates the accounts payable and/or loans payable as at June 30, 2000 in an amount in excess of $500,000, then Buyer may offset against the Buyer's obligation to pay the Purchase Price an amount equal to $500,000 multiplied by the Percentage. In such event, even if Buyer is entitled, pursuant to the last paragraph of section 1(b) to reduce the Purchase Price, the Purchase Price shall not be reduced as set forth above in the last paragraph of Section 1(b). No other adjustment shall be made to the Purchase Price on account of any revision to the Statement of Financial Condition.

(g) Buyer is purchasing the Target Shares after performing any and all due diligence which it believes is necessary and except as provided in the preceding section 1(f), is purchasing the Target Shares as is. Buyer expressly understands (I) that the Company is under an investigation, and has been so advised (II) and that because of the number of Target Shares it is necessary to obtain the Consents and that there can be no guarantee that such Consents can be obtained, and is still desirous of purchasing the stock regardless of any outcome of said investigation or any resulting litigation or the obtaining the Consents.

(h) As a condition to Closing, the parties hereto acknowledge and affirm the existing agreement (the "Consulting Agreement") that Ronald Friedman has with the Company (which is annexed hereto), and shall cause the Company to honor the Consulting Agreement; provided, however, that Ronald Friedman and Buyer have agreed to amend the Consulting Agreement with respect to the compensation package so that Ronald Friedman shall receive $20,000 per month plus an amount equal to .08% of all contracts which the Company closes during such month.

(i) Notwithstanding section 1(d) hereto, the Sellers shall not transfer the right to vote the Target Shares to the Buyer or to the Escrow Agent at the Closing. Instead the Sellers shall retain all of the rights to vote the Target Shares and shall vote such Target Shares in their discretion subject to the following:

(I)  The Sellers shall release the rights to vote the First
Shares to the Buyer at such time as the Escrow Agent releases the First Shares to the Buyer;

(II)  The Sellers shall release the rights to vote the Second
Shares to the Buyer at such time as the Escrow Agent releases the Second Shares to the Buyer; and

(III) The Sellers shall release the rights to vote the remaining Target Shares to the Buyer promptly following the date that all of the approvals, authorizations or consents, as the case may be, of the governmental regulatory authorities overseeing the business of the Company (the "Consents")in the states listed on Schedule I hereto have been obtained (the "Consent Authorization Date") so long as the Buyer is not in breach hereto.

If at any time it is determined that the Buyer is in breach hereto and is required to return any of the Target Shares to the Sellers, the Buyer shall also return all voting rights associated with the Target Shares and provide an irrevocable proxy to the Sellers.

2.  Representations And Warranties Of The Sellers.

Sellers hereby jointly and severally represent and warrant to and covenant and agree with the Buyer as follows:

(a) The Company is duly organized validly existing in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the business in which it is engaged, and in which it presently proposes to engage and to own and use the properties owned and used by it.

(b) The entire authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of which 3,707,000 shares of Common Stock are issued and outstanding. The Target Shares constitute 66.36% of the outstanding shares of the Company. All of the Target Shares have been duly authorized, are validly issued, fully paid and non-assessable.

(c)  Subject to the Stockholders' Agreement and
Irrevocable Proxy by and among the Sellers and certain others (the "Shareholders' Agreement") dated as of February 17, 1998, each of the Sellers has the full right, power and authority to execute and deliver this Agreement and to perform his or its obligations thereunder. This Agreement constitutes the legal, valid and binding obligations of the Sellers enforceable against each of them in accordance with its terms. Other than obtaining the Consents, the Sellers do not need any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency to consummate the transactions contemplated by this Agreement.

(d) Neither the execution nor deliver of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any government, governmental agency or court to which the Sellers is subject or any provision of the charter or by-laws of the Company, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, obligation or other arrangement to which Sellers are a party or by which his or it is bound, or to which any of its assets is subject (or result in the imposition of any security interest) as such term is defined below upon any of his or its assets), other than with respect to the Shareholders' Agreement and the matters listed on Schedule 1. The term "security interest as used herein shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien.

(e) The Sellers hold of record and own beneficially, the number of Target Shares set forth above free and clear of any restrictions or transfer taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands other than the Shareholders' Agreement. The Seller is not a party to any option, warrant. purchase right or other contract or commitment that could require the Sellers to sell. transfer, or otherwise dispose of any capital stock of the Company (other this Agreement).

(f) There is no finders' fee or brokerage commission payable with respect to the transaction contemplated hereby other than a fingers' fee (the "Fee") of 12.5% of the Purchase Price to Andrew Soskin pursuant to Section 1(b).

(g)  No representation or warranty contained in this
section 2 contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements and information contained therein, not misleading.

3.  Representations And Warranties Of The Buyer.

The Buyer hereby represents and warrants to the Seller as follows:

(a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite corporate power to own, operate and lease its properties and carry on its business as the same is now being conducted.

(b) The Buyer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each agreement, document or instrument required to be delivered hereby, the execution, delivery and performance by the Buyer of this Agreement and each such agreement, document or instrument and the consummation of the transactions contemplated hereby, and thereby, have been authorized by all necessary action and (i) do not require the consent, waiver, approval, license or authorization of any person, entity or public authority (ii) do not violate, with or without the giving of notice and/or the passage of time, any provision of law, and (iii) will not conflict with or result in a breach or termination of any provision of, or constitute a default or give rise to a right of termination or acceleration under any corporate charter, by-law, mortgage, deed of trust, indenture or other agreement or instrument or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which the Buyer is a party or by which any of its assets or properties may be bound, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Buyer.

(c) This Agreement has been duly executed and delivered by the Buyer and constitutes, and each other document contemplated by this Agreement when executed and delivered in accordance with the provisions hereof, shall constitute a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

(d) Buyer is an "accredited investor" as such term is defined in Rule 501 promulgated pursuant to the Securities Act of 1933, as amended (the "Act").

(e)  Buyer understands that the purchase of the Target
Shares represents a speculative investment and that the Target Shares are being purchased by it for investment for its own account only and not with a view to, or for resale in connection with. any "distribution" thereof within the meaning of the Act.

(f) Buyer is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares;

(g) Buyer is capable of bearing the economic risk and burden of the investment and the possibility of complete loss of all of the investment and the lack of a public market such that it may not be possible to readily liquidate the investment whenever desired;

(h) At no time was Buyer presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement. or any other form of general advertising;

(i) Buyer has had substantial experience in business or investments in one or more of the following: (i) investment experience with securities, such as stocks and bonds; (ii) ownership of substantial interests in real property investments; and (iii) that it can "fend for himself" in a venture of this nature;

(j)  Buyer understands that the sale of the Target
Shares was made in reliance upon the exemption from registration under the Act contained in Section 4(l) and that, in an attempt to effect compliance with all the conditions thereof the Company is relying in good faith upon all of the foregoing representations and warranties on the part of the undersigned.

(k) There is no finder's fee or brokerage commission payable with respect to the transaction contemplated hereby other than the Fee.

(l) No representation or warranty contained in this section contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements and information contained therein, not misleading.

4.  Indemnification.

(a)  Buyer shall assume all guarantees (the
"Guarantees") made by each Seller on behalf of the Company. In the event that Buyer is unable both to assume all of the Guarantees and to cause each Seller to be released under all of the Guarantees, Buyer shall indemnify each of the Sellers for all obligations with respect to all Guarantees. Buyer agrees both to indemnify and hold Sellers harmless, and also to defend any claim as against Sellers with respect to each Guaranty. Sellers agree to provide prompt notice to Buyer with respect to any claim made on account of the Guarantees.

(b) The Sellers shall indemnify and hold harmless the Buyer and its directors, officers, shareholders, employees, affiliates, successors and assigns (collectively, the "Buyer
Indemnified Parties") at all times after the Closing Date against and in respect of:

(1)  any damage, loss, cost, expense or liability
(including amounts paid in investigation or settlement and reasonable attorneys' fees) resulting to any of them from any breach of or nonfulfillment of any agreement, covenant or condition on the part of the Sellers under this Agreement and the Escrow Agreement; and

(2) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

(c) The Buyer shall indemnify and hold harmless the Sellers and their trustees, officers, employees, affiliates, successors and assigns (collectively, the "Sellers Indemnified
Parties") at all times after the Closing Date against and in respect of:

(1)  any damage, loss, cost, expense or liability
(including amounts paid in investigation or settlement and reasonable attorneys' fees) resulting from any breach of or nonfulfillment of any agreement, covenant or condition on the part of the Buyer under this Agreement and the Escrow Agreement;

(2) any claim, action, suit, proceeding, demand, assessment, judgment, cost or expense arising out of or related to the Guarantees, and

(3) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

(d)  Any Sellers Indemnified Party and any Buyer
Indemnified Party entitled to indemnification under this Section 4 (each, an "Indemnified Party") shall give notice to each party required to provide indemnification (each, an "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party, at the Indemnifying Party's expense, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless and only to the extent such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation. The Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(e) At the time that the Indemnified Party shall suffer a loss because of a breach of any covenant by the Indemnifying Party or at the time the amount of any liability on the part of the Indemnifying Party under this Section 4 is determined (which in the case of payment to third persons shall be the earlier of (i) the date of such payment or (ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights) establishing such liability) (such loss or amount being hereinafter referred to as the "Indemnity Claim"), the Indemnifying Party shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party the amount of the Indemnity Claim. If the amount of any Indemnity Claim is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnifying Party for reimbursement in the amount of its Indemnity Claim. For purposes hereof the Indemnity Claim shall include the amounts so paid, or determined to be owing, by the Indemnified Party together with costs and reasonable attorneys' fees and interest on the foregoing items at the rate of seven and one-half percent (7.5%) per annum from the date of notice that the Indemnity Claim is due from the Indemnifying Party to the Indemnified Party as hereinabove provided, until the Indemnity Claim shall be paid.

In addition to its other obligations under this Section
4(e), each Indemnifying Party agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding for which indemnification may be required pursuant to this Section 4, it will, if it does not assume the defense thereof, reimburse the Indemnified Party on a monthly basis for all reasonable legal fees or other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Indemnifying Party's obligation to indemnify the Indemnified Party for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Indemnified Party shall promptly return it to the Indemnifying Party, together with interest at the rate of seven and one-half percent (7.5%) per annum.

5.  Covenants.

(a) The Buyer hereby grants to the Sellers an irrevocable proxy to vote the Target Shares as provided in
Section I (i) hereto at any meeting of the Company's stockholders and in any action by written consent, and the Buyer further agrees to take all actions necessary so that the Sellers can exercise their rights to vote the Target Shares as provided in
Section 1(i) hereto, including, without limitation, the delivering of all proxy statements and proxy materials, and instructing the Escrow Agent to take any action necessary to permit the Sellers to exercise their rights to vote the Target Shares as provided in Section 1(i) hereto.

(b) The parties hereto agree to use their best efforts to cause the certificates for the Target Shares and each certificate issued in exchange for or upon transfer of any of the Target Shares (if such Target Shares remain subject to this Agreement after such transfer) to be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
TO A CERTAIN STOCK PURCHASE AGREEMENT DATED AS OF JULY 27, 2000 BY AND AMONG INTERNET BUSINESS INTERNATIONAL, INC., RONALD FRIEDMAN, ROBERT FRIEDMAN, the RONALD FRIEDMAN 1997 GRANTOR RETAINED ANNUITY TRUST, AND ANDREW SOSKIN AND AS SUCH ARE SUBJECT TO CERTAIN VOTING PROVISIONS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCK PURCHASE AGREEMENT."

Whenever in the opinion of the parties hereto, the restrictions described in the legend set forth above cease to be applicable to any shares, the parties hereto shall use their best efforts to cause the Company to issue to the holder thereof, without expense to the holder, a new instrument or certificate not bearing a legend stating such restrictions.

(c)  The Sellers shall vote the Target Shares in favor
of the election of [           ] Albert Reda, Louis Cherry, Carl
C. Carstensen and David Flyer to the Board of Directors of the Company.

(d) The parties hereto shall use their best reasonable efforts to obtain the Consents.

(e) The Buyer shall use its best efforts to obtain a line of credit for the Company promptly after the Closing Date.

6.  The Option Agreement.

In consideration of the payments pursuant to Section I hereof, the parties to the Option Agreement consent to the consummation of the transactions contemplated hereby and agree to the termination of the Option Agreement immediately prior to the consummation of such transactions. Soskin acknowledges that he has no other rights to acquire shares of the Company's capital stock.

7.  Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely therein. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no strict rule of construction shall be applied against any party.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(c) This Agreement and the Escrow Agreement represent the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(d) The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.

(e) All references to any gender shall be deemed to include the masculine, feminine or neuter gender, the singular shall include the plural and the plural shall include the singular.

(f) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

(g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

(h) The schedules identified in this Agreement are incorporated herein by reference and made part hereof.

(i) All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered to the persons identified below,
(b) seven calendar days after mailing if mailed, with proper postage, by certified or registered first-class mail, postage prepaid, return receipt requested, addressed as follows:

If to the Sellers:

Ronald Friedman
240 Cedar Avenue
Hewlett Bay Park, New York 11557

33 Yale Drive
Manhasset, New York 11030

With a copy to:

Robinson Brog Leinwand
Greene Genovese & Gluck P.C.
1345 Avenue of the Americas
New York, New York 10105
Telecopy: (212) 956-2164
Attention:  Robert R. Leinwand

If to the Buyer:

Internet Business's International, Inc.
3900 Birch Street
Suite 103
Newport Beach, CA 92660
Telecopy (949) 833-0762
Attention:  Albert Reda

(c) on the date of receipt if sent by telecopy, and confirmed in writing in the manner set forth in (b) on or before the next day after the sending of the telecopy or (d) one business day after delivery to a nationally recognized overnight courier service marked for overnight delivery. Such addresses and numbers may be changed, from time to time, by means of a notice given in the manner provided in this Section.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first aforesaid.

                                   Internet Business's International, Inc.


                                   By: /s/  Albert Reda
                                   Albert Reda, CEO


                                  /s/  Ronald Friedman
                                  Ronald Friedman


                                 /s/  Robert Friedman
                                 Robert Friedman


                                 The Ronald Friedman 1997 Grantor
                                 Retained Annuity Trust


                                /s/  Ronald Friedman
                                Ronald Friedman, Trustee